Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO REVOLVING FACILITY

AMENDMENT NO. 1 TO REVOLVING FACILITY (this “Agreement”), dated as of October 12, 2012, to the Credit Agreement, dated as of February 28, 2012 (the “Credit Agreement”), among Facebook, Inc. (the “Borrower”), the lenders that are parties thereto and JPMorgan Chase Bank, N.A. (the “Administrative Agent”).

The parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Section 2. Amendments.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding (in appropriate alphabetical order) the following definition:

““Amended and Restated Term Loan Agreement” means the $1,500,000,000 three-year senior unsecured amended and restated term loan agreement dated as of October 12, 2012 among the Borrower, the lenders party thereto and the Administrative Agent, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.”

(b) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Bridge Facility” in its entirety.

(c) The definition of “Change in Control” in Section 1.01 of the Credit Agreement is hereby amended by deleting the following words:

“(a) prior to an IPO, the failure by the Permitted Holders to own, beneficially and of record, Equity Interests in the Borrower representing at least 50.1% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower; and (b) after an IPO,”

(d) Clause (ii) of Section 5.01(d) of the Credit Agreement is hereby amended by deleting the sentence therein in its entirety and replacing it with “[Reserved]”.

(e) Clause (ii) of Section 6.01(a) of the Credit Agreement is hereby amended by deleting the phrase “the Bridge Facility;” and replacing it with “the Amended and Restated Term Loan Agreement;”.

(f) Section 6.01(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“other Indebtedness of the Borrower or any Subsidiary; provided that the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of Indebtedness referred to in Sections 6.01(a), 6.01(d) and 6.01(e), shall not exceed $10,000,000,000 at any time outstanding.”

(g) Section 6.02 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (f), inserting the following language immediately after clause (f):

“(g) Liens on assets of any Non-US Subsidiary in favor of the Borrower or any Subsidiary of the Borrower; and”

and re-lettering clause (g) as clause “(h)”.

(h) Exhibit D to the Credit Agreement is deleted and replaced with Exhibit D to this Agreement.

Section 3. Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which each of the following conditions shall be satisfied:

(a) The Amended and Restated Term Loan Agreement (as defined in Section 2 above) shall have become effective; and

(b) The Administrative Agent shall have received from the Borrower and the Lenders party hereto, who constitute the Requisite Lenders, either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent that such party has signed a counterpart of this Agreement or has consented to this Agreement pursuant to Section 3.01(h) of the Amended and Restated Term Loan Agreement.

Section 4. Representations and Warranties. The Borrower hereby represents and warrants that (a) the representations and warranties of each Credit Party set forth in each Credit Document are true and correct in all material respects (except insofar as such inaccuracy thereof would not be material and adverse to the creditworthiness of the Borrower or constitute a material breach of any Credit Document from the point of view of a Person extending credit to the Borrower as contemplated by the Credit Documents) on and as of the date hereof to the same extent as though made on and as of the date hereof, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty was true and correct in all material respects (except insofar as such inaccuracy thereof would not be material and adverse to the creditworthiness of the Borrower or constitute a material breach of any Credit Document from the point of view of a Person extending credit to the Borrower as contemplated by the Credit Documents) on and as of such prior date, provided that, in each case, such materiality qualifier is not applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and (b) no condition or event has occurred and is continuing or would result from the consummation of this Agreement that would constitute a Default or an Event of Default.

Section 5. Reference to and Effect Upon the Credit Agreement.

(a) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. On and as of the Effective Date, this Agreement shall for all purposes constitute a Credit Document.

(b) On and as of the Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Agreement.

(c) The Credit Agreement and each of the other Credit Documents, as specifically amended by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

Section 6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

Section 7. Counterparts. This Agreement may be signed in any number of counterparts by each of the Borrower and the Administrative Agent, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be as effective as delivery of a manually executed counterpart hereof.

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EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

FACEBOOK, INC.

By:	/s/ David Ebersman
Name: David Ebersman
Title: Chief Financial Officer

[Signature Page to the Amended and Restated Term Loan Agreement]

EXECUTION VERSION

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender,

By:	/s/ Tina Ruyter
Name: Tina Ruyter
Title: Executive Director

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

[Signature Page to the Amended and Restated Term Loan Agreement]